UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 17, 2004

Gables Realty Limited Partnership

(Exact name of registrant as specified in charter)

Delaware	000-22683	58-2077966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ⁪     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ⁪     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ⁪     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ⁪     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On December 17, 2004, Mike Hefley, Chief Operating Officer, informed Gables Residential Trust (the "Company") that he has decided to step down from his position as Chief Operating Officer in order to spend more time with his family.  Mr. Hefley informed the Company that he intends to resign from the Company in 2005 and assist with an orderly transition for his successor. The Company will begin a Chief Operating Officer search process immediately and has retained the services of Equinox Partners.

        The Company is an 87.7% economic owner of the common equity of Gables Realty Limited Partnership as of November 30, 2004.  Gables GP, Inc., the general partner of Gables Realty Limited Partnership, is a wholly-owned subsidiary of the Company.  A copy of the Company's press release is filed as Exhibit 99.1 to this report on Form 8-K (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company, dated December 17, 2004, File No. 001-12590).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated December 17, 2004 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company dated December 17, 2004, File No. 001-12590).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            GABLES REALTY LIMITED PARTNERSHIP
                                                                        By:  Gables GP, Inc.
                                                                        Its:   General Partner

Date:  December 21, 2004                   By:    /s/ Marvin R. Banks, Jr.
                                                                        Marvin R. Banks, Jr.
                                                                        Senior Vice President and Chief Financial Officer